Exhibit T3A-31

L01000001290 1

FRED HARRIS
(Requestor's Name)

101 E. College Ave
(Address)

(Address)

Tallahassee, FL 32301
(City/State/Zip/Phone #)

☐ PICK-UP ☒ WAIT ☐ MAIL

DFMMJ Investments, LLC
(Business Entity Name)

(Document Number)

Certified Copies 1 Certificates of Status ______

Special Instructions to Filing Officer:

Office Use Only

700303609307

09/22/17--01008--001 **105.00

17 SEP 22 AM 9:17

RECEIVED

FILED

17 SEP 22 AM 8:22

SECRETARY OF STATE
TALLAHASSEE, FLORIDA

Merger NC

SEP 22 2017

FILED

17 SEP 22 AM 8: 22

SECRETARY OF STATE
TALLAHASSEE FLORIDA

ARTICLES OF MERGER
(Florida Limited Liability Company)

The following Articles of Merger are submitted in accordance with the Florida Revised Limited Liability Company Act, pursuant to Sections 605.1021-605.1026, Florida Statutes.

FIRST: The exact name, form/entity type, and jurisdiction for each **merging** party is:

Name of Entity	Jurisdiction of Formation	Type of Entity
White Sands Center, LLC	Florida	Florida Limited Liability Company
DFMMJ Investments, LLC	Florida	Florida Limited Liability Company

SECOND: The exact name, form/entity type, and jurisdiction of the **surviving** party is:

Name of Entity	Jurisdiction of Formation	Type of Entity
White Sands Center, LLC	Florida	Florida Limited Liability Company

THIRD: The terms of the Plan of Merger were approved by a written consent of the Member of DFMMJ Investments, LLC on September 19, 2017; by a written consent of the Member of White Sands Center, LLC on September 20, 2017, each in accordance with the provisions of Sections 605.1021-605.1026, Florida Statutes.

FOURTH: White Sands Center, LLC (the "Surviving Company") exists before the merger and is a domestic filing entity, the Plan of Merger, which includes the Amended and Restated Articles of Organization of the Surviving Company that will be in effect immediately following the merger, is attached as **Exhibit A** (the "Plan of Merger").

FIFTH: The effective date of the merger shall be the date on which these Articles of Merger are filed with the Florida Department of State.

SIXTH: The Surviving Company agrees to pay any members of either limited liability company with appraisal rights the amount to which members are entitled under ss.605.1006 and 605.1061-605.1072, F.S.

SEVENTH: The Surviving Company's name, in accordance with the Amended and Restated Articles of Organization attached to the Plan of Merger and filed herewith, shall be changed to DFMMJ Investments, LLC.

[Remainder of Page Left Blank – Signatures Follow]

The undersigned have caused these Articles of Merger to be signed by an authorized officer effective as of September 20, 2017.

MERGING LIMITED LIABILITY COMPANY:

DFMMJ INVESTMENTS, LLC, a Florida limited liability company

By: ______________________
Name: Brady Cobb
Title: Manager
Date: 09/20/2017

SURVIVING LIMITED LIABILITY COMPANY:

WHITE SANDS CENTER, LLC, a Florida limited liability company

By: Waters Edge Building Company, Manager

By: ______________________
Name: Jay A. Odom
Title: President
Date: 9-20-17

[Signature Page to Articles of Merger]

EXHIBIT A

PLAN OF MERGER

[SEE ATTACHED]

PLAN OF MERGER
for merger of
DFMMJ INVESTMENTS, a Florida limited liability company,
with and into
WHITE SANDS CENTER, LLC, a Florida limited liability company

The following Plan of Merger is submitted in compliance with Sections 605.1021-605.1026, Florida Statutes.

FIRST: The name and jurisdiction of the **surviving** limited liability company (the "Surviving Company") is:

Name of Entity	Jurisdiction of Formation	Type of Entity
White Sands Center, LLC	Florida	Florida Limited Liability Company

SECOND: The name and jurisdiction of the **merging** limited liability company (the "Merging Company") is:

Name of Entity	Jurisdiction of Formation	Type of Entity
DFMMJ Investments, LLC	Florida	Florida Limited Liability Company

THIRD: The effective time and date of the merger (the "Effective Time") shall be the date on which the Articles of Merger to which this Plan of Merger is attached are filed with the Florida Department of State.

FOURTH: The terms and conditions of the merger include, but are not limited to, the following:

4.1 At the Effective Time, in accordance with the Florida Revised Limited Liability Act ("Act") and on the terms and conditions agreed to by the Surviving Company and the Merging Company, (a) the Merging Company shall be merged with and into the Surviving Company and the separate existence of the Merging Company shall cease; and (b) the Surviving Company's Articles of Organization in effect immediately prior to the Effective Time shall be amended and restated in their entirety as set forth in the Amended and Restated Articles of Organization attached to this Plan of Merger and, as so amended and restated, such Amended and Restated Articles of Organization shall be the Articles of Organization of the Surviving Company, unless and until further amended in accordance with the Act.

4.2 In addition, at the Effective Time, the Operating Agreement and the name of the Merging Company, as in effect immediately prior to the Effective Time, shall become the Operating Agreement and the name of the Surviving Company, unless and until further amended in accordance with the Act.

4.3 The merger shall have the other effects set forth in Section 605.1026 of the Act.

FIFTH: The manner and basis of converting the interests and the right to acquire interests in each party to the merger into interests, securities, obligations, money, other property, rights to acquire interests or securities or any combination of the foregoing are as follows:

5.1 Membership Interests of the Merging Company. Each membership interest of the Merging Company issued and outstanding immediately prior to the Effective Time shall be converted into and become a membership interest of the Surviving Company with the same rights and obligations and ownership interests that those members had in the Merging Company. The current members of the Surviving Company shall have no further interest in the Surviving Company after the Effective Time. For greater certainty, it is the intent of the parties to the merger that as a result of the transactions contemplated thereby, the holders of interests of the Merging Company issued and outstanding immediately prior to the Effective Time shall become the holders of 100% of the issued and outstanding interests of Surviving Company immediately after the Effective Time.

5.2 Cancellation of Current Membership Interests of the Surviving Company; Indemnification. All membership interests of the Surviving Company that are owned by the Members of the Surviving Company immediately prior to the Effective Time shall be cancelled and shall cease to exist at the Effective Time and no consideration shall be delivered in exchange therefor. The Surviving Company shall indemnify the Members of the Surviving Company immediately prior to the Effective Time against any claim and any costs, including attorney's fees, relating to defending any claim.

[Remainder of Page Intentionally Left Blank]

FILED

17 SEP 22 AM 8: 26

SECRETARY OF STATE
TALLAHASSEE FLORIDA

AMENDED AND RESTATED
ARTICLES OF ORGANIZATION
OF
WHITE SANDS CENTER, LLC

In accordance with Section 605.0202, Florida Statutes, the Articles of Organization of White Sands Center, LLC, a Florida limited liability company (the "Company") are hereby amended and restated to read in their entirety as follows:

ARTICLE I. NAME

The name of the Company shall be changed from White Sands Center, LLC to DFMMJ Investments, LLC.

ARTICLE II. ADDRESS

The mailing address and principal place of business of the Company is 14810 NW 94th Avenue Alachua, Florida 32615

ARTICLE III. COMMENCEMENT OF EXISTENCE

The existence of the company commenced on August 2, 2001.

ARTICLE IV. PURPOSE

The Company is organized to engage in any activity or business permitted under the laws of the United States and Florida.

ARTICLE V. MANAGER MANAGED

The Company shall be managed by managers ("Managers"), as set forth in the Company's Operating Agreement and is therefore a Manager-managed company. The street address of the Company's initial Managers shall be 14810 NW 94th Avenue, Alachua, Florida 32615 and the name of the initial Managers at such address are Brady Cobb, Rene Gulliver, and George Scorsis.

ARTICLE VI. TERM OF EXISTENCE

The term of existence of the Company is perpetual.

ARTICLE VII. REGISTERED AGENT AND ADDRESS

The name and address of the registered agent of the Company is Cobb Eddy, PLLC, 642 N.E. 3rd Avenue, Fort Lauderdale, Florida 33304.

ARTICLE VIII. INDEMNIFICATION

The Company shall indemnify the Managers and its officers to the full extent permitted by law. The Managers are hereby specifically authorized to make such other provision for indemnification of directors, officers, employees and agents to the full extent permitted by law.

ARTICLE IX. AMENDMENTS

The Company reserves the right to amend, alter, change or repeal any provision in these Articles of Organization in the manner prescribed by law, and all rights conferred on members are subject to this reservation.

The undersigned manager hereby certifies that: (a) the foregoing Amended and Restated Articles of Organization contain amendments requiring member approval; (b) the amendments were approved by unanimous written consent of the Members on September 20, 2017; (c) the number of votes cast for the amendment by the Members in favor of the amendment were sufficient for approval; and (d) these duly adopted Amended and Restated Articles of Organization supersede the original Articles of Organization, as amended.

WHITE SANDS CENTER, LLC, a Florida limited liability company

By: Waters Edge Building Company, Manager

By: ______________________
Name: Jay A. Odom
Title: President

CERTIFICATE OF DESIGNATION
OF
REGISTERED AGENT

Pursuant to Section 605.0114, Florida Statutes, the following is submitted:

That White Sands Center, LLC, whose current registered agent and office on file with the Florida Department of State is Jay A. Odom, 4652 Gulf Starr Drive, Destin, Florida 32541, has changed its current registered agent and named Cobb Eddy, PLLC, 642 N.E. 3rd Avenue, Fort Lauderdale, Florida 33301, as its resident agent to accept service of process within this state.

ACKNOWLEDGMENT

Having been named as registered agent to accept service of process for the company named above, at the place designated in this certificate, I hereby accept the appointment as registered agent and agree to act in that capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent.

Dated: September 20, 2017

Cobb Eddy, PLLC

By: Brady Cobb, principal

TAL 452244066v3